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                                  EXHIBIT 24

                        Consent of Independent Auditors

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated January 26, 1999 relative to the consolidated balance sheet of Killbuck Bancshares, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. Said report is included in the 1998 Annual Report to Shareholders of Killbuck Bancshares, Inc. (Exhibit 13 to this Form 10-K).


/s/ S.R. Snodgrass, A.C.



Steubenville, Ohio
March 14, 1999



S.R. Snodgrass, A.C.
626 North Fourth Street
Steubenville, Ohio 43952
Phone: 740-282-2771
Facsimile: 740-282-1606